Exhibit 99.1

NightFood Secures Initial Purchase Order From KeHE

Nation’s 2nd Largest Distributor to Carry NightFood

TARRYTOWN, NY, January 19, 2016 (GLOBE NEWSWIRE) -- NightFood Holdings, Inc. (OTC: NGTF) (“NightFood” or the “Company”), continues to expand its distribution footprint. NightFood, “The Nighttime Snack Company”, has entered into a distribution relationship with KeHE Distributors LLC. KeHE is a national leader in the distribution of natural, organic and specialty food and beverage products to supermarkets, natural food retailers, specialty food retailers, grocers, and other retail channels.

The initial purchase order, received on January 15, 2016, will allow KeHE to begin distributing NightFood snack products to retailers in the southeast through its distribution center in St. Augustine, FL, as NightFood brokers have already secured commitments from retailers in that region. KeHE has also approved NightFood for distribution in five additional regional distribution centers (located in Pennsylvania, Indiana, Illinois, Texas, and Oregon), although no purchase orders have yet been received from any of these additional distribution centers, and none are guaranteed.

NightFood CEO, Sean Folkson reports, “This is a tremendous leap forward for our company. Having a relationship with a national distributor like KeHE makes it substantially easier for our brokers to open new accounts at an accelerated pace. We look at this as the first step in our national mainstream roll-out, which should make 2016 a very exciting year for NightFood.”

Cascadia Managing Brands of Ramsey, NJ has been engaged by NightFood to assist with the national roll-out. Robert Sipper, President of Cascadia commented, “Our next steps include accelerating the activities of our existing brokers adding new accounts in the eastern part of the country. In addition, we have begun the process of expanding the NightFood broker network into other geographic regions. As we drive retailer demand in new regions, KeHE can easily purchase product for additional distribution centers to meet growing retail demand.”

Folkson added, “Working with a national distributor like KeHE can be a springboard to tremendous growth. We’re optimistic that the next several months will bring a steady stream of great news on the distribution front as more retailers continue to put NightFood on their shelves.”

About Nightfood:

NightFood (OTC: NGTF), “The Nighttime Snack Company”, is a snack food company dedicated to providing consumers delicious, better-for-you choices for evening snacking. NightFood is the first company to create products to address the unique nutritional needs consumers have at night. NightFood products help consumers satisfy nighttime cravings in a better, healthier, more sleep friendly way. For more information, visit www.nightfood.com

About KeHE:

KeHE Distributors, LLC (KeHE) provides Natural & Organic, Specialty and Fresh products to natural food stores, chain grocery stores, independent grocery stores and other specialty product retailers throughout North America. KeHE is an employee owned company with over 4,000 employees in the U.S. and Canada. For more about KeHE, visit www.KeHE.com

Forward Looking Statements:

This current press release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:
Peter Leighton
888-888-6444, x5

Investor Contact:
Sean Folkson

888-888-6444, x4